                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               Crawford & Company
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                                              (CRAWFORD(R) LOGO)

March 20, 1998

Dear Shareholder:

     You are cordially invited to attend the Company's 1998 Annual Meeting of Shareholders which will be held on Thursday, April 23, 1998, beginning at 2:00 p.m. at the Company's headquarters, 5620 Glenridge Drive, N. E., Atlanta, Georgia.

     The official Notice of Annual Meeting of Shareholders, Proxy Statement and form of Proxy are included with this letter and contain information about the meeting and the various matters on which the shareholders will act.

     As is our custom, a brief report will be made at this meeting on the Company's 1997 activities and the outlook for 1998. I hope you will be able to attend the meeting. Whether or not you plan to attend, it is important that you sign and return your Proxy promptly, as your vote is important to the Company.

     On behalf of our Board of Directors, officers, and employees, I wish to thank you for your continued interest in and support of Crawford & Company.

                                         Sincerely,

                                         /s/ D. A. SMITH

                                         D. A. Smith,
                                         Chairman, President
                                         and Chief Executive Officer

                               CRAWFORD & COMPANY

                                 P.O. BOX 5047
                             ATLANTA, GEORGIA 30302

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 23, 1998

                             ---------------------

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Crawford & Company (the "Company") will be held in the Home Office Building of the Company, 5620 Glenridge Drive, N.E., Atlanta, Georgia, on Thursday, April 23, 1998, at 2:00 p.m., local time, for the following purposes:

          1. To elect eight (8) Directors to serve until the next Annual Meeting of Shareholders and until their successors are elected and qualified;

          2. To approve the appointment of Arthur Andersen LLP as auditors for the Company for the 1998 fiscal year; and

          3. To transact any and all other such business as may properly come before the meeting or any adjournment thereof.

     Information relating to the above matters is set forth in the accompanying Proxy Statement dated March 20, 1998. Only shareholders of record of Class B Common Stock of the Company as of the close of business on March 2, 1998 will be entitled to vote at the meeting and any adjournment thereof.

                                           By Order of The Board of Directors

                                           /s/ JUDD F. OSTEN
                                           -------------------------------------
                                           JUDD F. OSTEN, Secretary

Atlanta, Georgia
March 20, 1998

     IT IS IMPORTANT THAT YOUR SHARES OF CLASS B COMMON STOCK BE REPRESENTED AT THE MEETING WHETHER OR NOT YOU ARE PERSONALLY ABLE TO BE PRESENT. ACCORDINGLY, IF YOU DO NOT PLAN TO ATTEND THE MEETING, PLEASE COMPLETE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ACCOMPANYING POSTAGE PREPAID ENVELOPE.

     PROXIES ARE NOT BEING SOLICITED WITH RESPECT TO THE SHARES OF CLASS A COMMON STOCK OF THE COMPANY.

                               CRAWFORD & COMPANY
                                 P.O. BOX 5047
                             ATLANTA, GEORGIA 30302
                             ---------------------

                                PROXY STATEMENT
                             ---------------------

                         ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD APRIL 23, 1998

     This Proxy Statement and the accompanying Proxy are being mailed to shareholders of Class B Common Stock of Crawford & Company (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company from holders of Class B Common Stock for use at the Annual Meeting of Shareholders to be held in the Home Office Building of the Company, 5620 Glenridge Drive, N.E., Atlanta, Georgia, on Thursday, April 23, 1998 at 2:00 p.m., local time, and any adjournment thereof. When the Proxy is properly executed and returned, the shares of Class B Common Stock it represents will be voted at the meeting and any adjournment thereof as directed by the shareholder executing the Proxy unless it is revoked. If no directions are given on the Proxy with respect to election of Directors, the shares represented by the Proxy will be voted for the below listed nominees, and for the approval of the appointment of Arthur Andersen LLP to serve as auditors of the Company in 1998. Any shareholder giving a Proxy has the power to revoke it at any time before it is voted by the execution of another Proxy bearing a later date or by written notification to the Secretary of the Company. Shareholders who are present at the Annual Meeting may revoke their Proxy and vote in person if they so desire.

     Only shareholders of record of Class B Common Stock of the Company as of the close of business on March 2, 1998 (the "Record Date") will be entitled to vote at the Annual Meeting. As of that date, the Company had outstanding 25,461,070 shares of Class B Common Stock, each share being entitled to one vote. A majority of the issued and outstanding shares of Class B Common Stock entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business at such meeting. The Annual Report of the Company for the fiscal year ended December 31, 1997 is enclosed herewith. This Proxy Statement and the accompanying Proxy are being first mailed to Class B Common Stock shareholders on or about March 20, 1998.

     Additionally, for information only, this Proxy Statement is being mailed to shareholders of Class A Common Stock of the Company as of the Record Date. Shares of Class A Common Stock are not entitled to vote at the Annual Meeting of Shareholders. Accordingly, no proxy is being requested and no proxy should be sent with respect to such shares.

                             ELECTION OF DIRECTORS

NOMINEES AND VOTING

     The By-Laws of the Company provide that the number of Directors which shall constitute the full Board of Directors shall be eight and the shareholders shall elect the Directors at each Annual Meeting. The Board of Directors has nominated the eight persons listed below as Directors, to hold office until the next Annual Meeting and until their successors are elected and qualified. Each nominee is a member of the present Board of Directors and was elected by the shareholders at the last Annual Meeting on April 22, 1997. If, at the time of the Annual Meeting, any of the nominees should be unable to serve, the persons named in the Proxy will vote for substitute nominees selected by the Board of Directors. The Company has no reason to believe that any of the nominees will not be available for election as a Director.

NOMINEE INFORMATION

     The following table gives certain information as to each person nominated by the Board of Directors for election as a Director:

                                               PRINCIPAL OCCUPATION                     DIRECTOR
       NAME            AGE                      AND DIRECTORSHIPS                        SINCE
       ----            ---                     --------------------                     --------
Dennis A. Smith        48     Chairman of the Board, President and Chief Executive        1994
                                Officer of the Company
J. Hicks Lanier        57     Chairman of the Board of Oxford Industries, Inc., a         1976
                                manufacturer of apparel products; Director of
                                SunTrust Banks of Georgia, Inc.; Shaw Industries,
                                Inc. and Genuine Parts Company
Charles Flather        64     Managing partner of Middlegreen Associates, Boston,         1978
                                Massachusetts, an investment management company;
                                Director of Asia Strategic Growth Fund, Inc.
Linda K. Crawford      55     Private investor.                                           1980
Jesse C. Crawford      49     President of Crawford Communications, Inc., a               1986
                                full-service provider of teleproduction services
                                including audio/video production and post
                                production, multimedia title design, satellite
                                services, animation, and special effects.
Larry L. Prince        59     Chairman of the Board, Chief Executive Officer and          1987
                                Director of Genuine Parts Company, a service
                                organization engaged in automotive and industrial
                                parts and office products distribution; Director of
                                Equifax, Inc., SunTrust Banks of Georgia, Inc., John
                                H. Harland Co., Southern Mills and UAP, Inc.
                                (Canada).
John A. Williams       55     Chairman of the Board of Post Properties, Inc., a real      1996
                                estate management and development company; Director
                                of NationsBank Corporation
E. Jenner Wood, III    46     Executive Vice President -- Trust and Investment            1997
                                Services, SunTrust Banks, Inc.; Director of Oxford
                                Industries, Inc. and Cotton States Life Insurance
                                Co.

     Mr. Smith has held his present position since January 1, 1996 and for more than five years prior thereto held other executive officer positions with the Company. Mr. Wood has held his present position since October, 1993 and prior thereto held the position of Executive Vice President -- Trust and Investment Management for SunTrust Bank, Atlanta. The principal occupation or employment of each of the other nominees during the past five years has been as indicated in the above table.

     Linda K. Crawford is the widow of Jesse C. Crawford's brother.

SPECIAL COMMITTEES AND ATTENDANCE AT BOARD AND COMMITTEE MEETINGS

     The Board of Directors has three standing committees. The Executive Committee consists of Jesse C. Crawford as Chairman, and Forrest L. Minix, Dennis A. Smith, Larry L. Prince, and E. Jenner Wood, III as members. The Audit Committee consists of Charles Flather as Chairman, and J. Hicks Lanier, Larry L. Prince and John A. Williams as members. The Senior Compensation and Stock Option Committee consists of J. Hicks Lanier as Chairman, with E. Jenner Wood, III, Linda K. Crawford and Charles Flather as members. The Board of Directors does not have a standing nominating committee.

     The Executive Committee may exercise all the authority of the Board of Directors between its meetings with respect to all matters not specifically reserved by law to the Board of Directors. The Executive Committee held six meetings during 1997.

     The Audit Committee makes recommendations concerning the engagement or discharge of the Company's independent auditors, reviews with the independent auditors the audit plan and results of the audit engagement, reviews the scope and results of the Company's internal auditing procedures and the adequacy of its accounting controls, approves professional services provided by the independent auditors, reviews the independence of the independent auditors, and considers the range of the independent auditor's audit and non-audit fees. The Audit Committee held two meetings during 1997.

     The Senior Compensation and Stock Option Committee formulates and approves salaries, grants of stock options and other compensation to the Chairman of the Board and, upon recommendation by the Chairman of the Board, salaries, grants of options and other compensation for all other Officers of the Company. The Senior Compensation and Stock Option Committee held three meetings during 1997.

     During 1997, the Board of Directors held four meetings. Each of the Company's Directors attended at least seventy-five percent (75%) of the aggregate number of meetings of the Board of Directors and committees thereof of which such Director was a member.

COMPENSATION

     Each Director of the Company received a quarterly fee of $5,000, and $1,000 for each Board of Directors and Committee meeting attended during 1997. In addition, pursuant to the terms of the 1997 Non-Employee Director Stock Option Plan approved by the shareholders at the 1997 Annual Meeting, each Director (other than Mr. Smith) elected at that meeting received an option for 15,000 shares of the Company's Class A Common Stock at a price of $13.875 per share, the Fair Market Value of the Class A Common Stock on that date. The options are non-transferable; are exercisable at any time after grant; and lapse on the date the holder is no longer a director, if that occurs on or before the fifth anniversary of the grant date, or otherwise on the tenth anniversary of the grant date.

SHAREHOLDER VOTE

     Each share of Class B Common Stock is entitled to cast an affirmative vote for up to eight (8) Director nominees. Cumulative voting is not permitted. The eight nominees for Director who receive the highest number of votes cast, in person or by proxy, at the Annual Meeting will be elected Directors. Negative votes or abstentions, including broker non-votes, will not be counted.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR ITS NOMINEES FOR DIRECTORS.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table provides certain summary information for the fiscal years ended December 31, 1997, 1996, and 1995, concerning compensation paid to or accrued by the Company for those persons who were, at December 31, 1997, (i) the Chief Executive Officer, or (ii) the other four most highly compensated Executive Officers of the Company (hereinafter collectively referred to as the Named Executive Officers):

                           SUMMARY COMPENSATION TABLE

                                                                      LONG TERM
                                                                     COMPENSATION
                                                                  ------------------
                                       ANNUAL COMPENSATION              AWARDS
                                  -----------------------------   ------------------
                                                                      SECURITIES
                                                                      UNDERLYING            ALL OTHER
  NAME AND PRINCIPAL POSITION     YEAR   SALARY ($)   BONUS ($)   OPTIONS/SAR (#)(1)   COMPENSATION ($)(2)
  ---------------------------     ----   ----------   ---------   ------------------   -------------------
D. A. Smith.....................  1997    $483,145    $300,000         397,500              $  1,434
  Chairman, President and Chief   1996     388,419     250,000         339,000                 1,328
  Executive Officer               1995     352,332     100,000          14,000                 1,196

A. L. Meyers, Jr................  1997     268,754     120,000         109,000                72,281(3)
  President                       1996     253,336     101,688         106,000                68,901
  Claims Management Services      1995     187,500       6,400           4,000                68,786

J. R. Bryant....................  1997     218,750     100,000         109,000                 1,434
  Executive Vice                  1996     175,000      70,000          56,000                 1,329
  President                       1995     160,417      12,900           5,000                 1,016
  Business Development

D. R. Chapman...................  1997     269,545     120,000         109,000                 2,502
  Executive Vice                  1996     254,243     113,100          86,000                 2,397
  President                       1995     240,708      21,607          12,000                 2,282
  Finance

J. F. Osten.....................  1997     225,411      80,000          59,000                 2,502
  Senior Vice President           1996     210,084      93,224          46,000                 1,827
  General Counsel and             1995     194,796      16,408           7,500                 1,598
  Secretary

---------------

(1) Represents shares of the Company's Class A Common Stock.
(2) "All Other Compensation" for 1997 consists of contributions for the account of each of the Named Executive Officers to the Company's Savings and Investment Plan of $720, and the balance for each of the Named Executive Officers, except Mr. Meyers, represents premium payments made by the Company on term life insurance policies for such individual's benefit.
(3) In addition to the contribution to the Company's Savings and Investment Plan, represents $1,810 premium payment on term life insurance, and $69,751 paid under the Company's Retirement Plan in connection with Mr. Meyer's previous retirement from the Company in 1994.

STOCK OPTION EXERCISES AND YEAR-END VALUES

     The following table provides information concerning the exercise of stock options during the last fiscal year and unexercised options held as of the end of the fiscal year with respect to the Named Executive Officers:

                 AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
                            AND FY-END OPTION VALUES

                                                                    NUMBER OF
                                                              SECURITIES UNDERLYING
                                                                   UNEXERCISED        VALUE OF UNEXERCISED
                                                                 OPTIONS/SARS AT      IN-THE-MONEY OPTIONS/
                                                                   FY-END (#)          SARS AT FY-END ($)
                       SHARES ACQUIRED                        ---------------------   ---------------------
                         ON EXERCISE           VALUE              EXERCISABLE/            EXERCISABLE/
        NAME               (#)(1)        REALIZED ($)(1)(2)     UNEXERCISABLE(3)        UNEXERCISABLE(3)
        ----           ---------------   ------------------   ---------------------   ---------------------
D. A. Smith..........      37,620A            $476,975               524,880               $3,342,048
                            7,500B                                   460,500                  610,850
A. L. Meyers.........           0                    0               154,200                  986,050
                                0                                    119,800                  125,700
J. R. Bryant.........      75,225A             479,325                13,650                  114,045
                              225B                                   123,100                  152,925
D. R. Chapman........      13,850A             195,782               145,900                  948,792
                            8,250B                                   131,500                  222,250
J. F. Osten..........      53,000A             429,651                30,850                  215,646
                                0                                     76,400                  178,375

---------------

(1) Represents the number of shares of the Company's Class A Common Stock and Class B Common Stock, respectively, issued upon exercise of outstanding options during the fiscal year and the aggregate "Value Realized."
(2) "Value Realized" is a hypothetical calculation required by rules of the Securities and Exchange Commission, representing (A) the difference between
    (i) the closing price of the Stock on the New York Stock Exchange on the date of exercise, and (ii) the per-share exercise price of the option, multiplied by (B) the number of shares acquired. The profit or loss ultimately realized by the Named Executive Officer will be the difference, if any, between (i) the sale price of the shares when sold and (ii) the exercise price.
(3) Represents the aggregate number of shares of Class A Common Stock and Class B Common Stock covered by unexercised options at fiscal year end, and the aggregate difference between the exercise price and market value thereof at December 31, 1997 based on the closing price for the Class A and Class B shares on the New York Stock Exchange on that date. The upper number relates to options exercisable at fiscal year end and the lower number relates to options which were not exercisable on that date.

STOCK OPTION GRANTS

     The following table provides information concerning the grant of stock options under the Company's 1997 Stock Option Plan during the fiscal year ended December 31, 1997:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                      INDIVIDUAL GRANTS
                          ------------------------------------------                       POTENTIAL REALIZABLE VALUE AT
                            NUMBER OF        % OF TOTAL                                       ASSUMED ANNUAL RATES OF
                            SECURITIES        OPTIONS                                      STOCK PRICE APPRECIATION FOR
                            UNDERLYING       GRANTED TO     EXERCISE                              OPTION TERM(2)
                             OPTIONS         EMPLOYEES       PRICE     EXPIRATION   -------------------------------------------
          NAME            GRANTED (#)(1)   IN FISCAL YEAR    ($/SH)       DATE      0% ($)       5% ($)            10% ($)
          ----            --------------   --------------   --------   ----------   ------   --------------    ----------------
D. A. Smith.............      22,500            1.71%        $15.00     2/04/2007     $0          $ 212,252           $ 537,888
                             375,000           28.57          19.50    10/28/2004      0          2,976,919           6,937,493
A.L. Meyers.............       9,000            0.69          15.00     2/04/2007      0             84,901             215,155
                             100,000            7.62          19.50    10/28/2004      0            793,845           1,849,998
J. R. Bryant............       9,000            0.69          15.00     2/04/2007      0             84,901             215,155
                             100,000            7.62          19.50    10/28/2004      0            793,845           1,849,998
D. R. Chapman...........       9,000            0.69          15.00     2/04/2007      0             84,901             215,155
                             100,000            7.62          19.50    10/28/2004      0            793,845           1,849,998
J. F. Osten.............       9,000            0.69          15.00     2/04/2007      0             84,901             215,155
                              50,000            3.81          19.50    10/28/2004      0            396,923             924,999
All Shareholders........                                                                     $613.2 million(3) $1,554.0 million(3)

---------------

(1) Options granted are with respect to the Company's Class A Common Stock and become exercisable twenty percent (20%) each year commencing on the first anniversary of the option grant date, except for the options with the 10/28/2004 expiration date which become exercisable at the earlier of (A) when the average of the Class A Common Stock price for ten consecutive trading days reaches $27.30 per share or (B) October 28, 2003.
(2) The "Annual Rates of Stock Price Appreciation" set forth in the table are mandated by the rules of the Securities and Exchange Commission. The Company gives no assurance that these or any other rates of appreciation can or will be achieved over the option terms. However, any rates of appreciation that are achieved will benefit all holders of the Company's Common Stock.
(3) Represents the increase in the aggregate market value of the Company's outstanding Class A and Class B Common Stock at December 31, 1997, assuming a 5% and 10% annual rate of appreciation in the respective stock prices over the ensuing ten (10) years.

PENSION PLANS

     The following table indicates estimated annual retirement benefits on a straight line annuity basis payable following retirement at age 65 to participants at the specified compensation and period of service classifications under the Company's defined benefit pension plans:

                               PENSION PLAN TABLE

                                                                  YEARS OF SERVICE
                                     --------------------------------------------------------------------------
           REMUNERATION                 15         20         25         30         35         40         45
           ------------              --------   --------   --------   --------   --------   --------   --------
$125,000...........................  $ 37,500   $ 50,000   $ 62,500   $ 75,000   $ 87,500   $100,000   $112,500
 150,000...........................    45,000     60,000     75,000     90,000    105,000    120,000    135,000
 175,000...........................    52,500     70,000     87,500    105,000    122,500    140,000    157,500
 200,000...........................    60,000     80,000    100,000    120,000    140,000    160,000    180,000
 225,000...........................    67,500     90,000    112,500    135,000    157,500    180,000    202,500
 250,000...........................    75,000    100,000    125,000    150,000    175,000    200,000    225,000
 300,000...........................    90,000    120,000    150,000    180,000    210,000    240,000    270,000
 400,000...........................   120,000    160,000    200,000    240,000    280,000    320,000    360,000
 500,000...........................   150,000    200,000    250,000    300,000    350,000    400,000    450,000
 600,000...........................   180,000    240,000    300,000    360,000    420,000    480,000    540,000
 700,000...........................   210,000    280,000    350,000    420,000    490,000    560,000    630,000
 800,000...........................   240,000    320,000    400,000    480,000    560,000    640,000    720,000

     The Company maintains a non-contributory Retirement Plan for the benefit of substantially all of the domestic employees of the Company. The Retirement Plan provides for annual retirement benefits at Normal Retirement Age (65) equal to 2% of the participant's total compensation (as defined in the Retirement Plan) for all credited years of service under the Plan. The benefits are not affected by Social Security benefits payable to the participant; however, they are actuarially reduced for retirements before the Normal Retirement Age or if the retiree selects benefits other than an individual life-time annuity. Additionally, the Company maintains an unfunded Supplemental Executive Retirement Plan for certain Executive Officers to provide benefits that would otherwise be payable under the Retirement Plan but for limitations placed on covered compensation and benefits under the Internal Revenue Code. Credited years of service under the Retirement Plan for Messrs. Smith, Meyers, Bryant, Chapman, and Osten are 25, 37, 23, 17 and 7, respectively.

               REPORT OF THE SENIOR COMPENSATION AND STOCK OPTION
                      COMMITTEE OF THE BOARD OF DIRECTORS
                           ON EXECUTIVE COMPENSATION

     The Company's executive compensation program is administered by the Senior Compensation and Stock Option Committee (the "Committee") of the Board of Directors, composed of the Directors whose names are listed below this report. The fundamental philosophy of the Committee is to insure that the compensation programs of the Company will attract and retain key executives critical to its long-term success through the establishment of a performance-oriented environment that rewards the achievement of strategic management goals, with the attendant enhancement of shareholder value.

     There are three elements in the Company's executive compensation program, all related to individual and Company performance.

     - Base Salary Compensation

     - Annual Incentive Compensation

     - Long-term Incentive Compensation

BASE SALARY COMPENSATION

     The Company has established a comprehensive Wage and Salary Administration Policy applicable to the Company and its domestic subsidiaries. This Policy includes a program for grading each position, including those of the domestic Executive Officers of the Company, to insure internal equity. Additionally, the Policy sets forth grade levels and salary ranges for those grade levels, and provides for annual merit increases tied to individual job performance as measured through annual performance reviews. Based on published national surveys, the Company annually establishes merit increase budgets as a percent of current salaries and any increases in salary ranges for the next fiscal year. Generally, the Company is at the midpoint of projected merit salary increases and salary range adjustments as reflected in the national surveys, with some adjustment up or down depending on prior year pre-tax earnings and revenues of the Company. Consistent with the overall merit increase percentage, the Company establishes guidelines for individual salary adjustments based on the individual's performance rating.

     The Committee reevaluates and sets the salary of the Chief Executive Officer on an annual basis. In establishing the base salary for the Chief Executive Officer, the Committee looks primarily at the pre-tax earnings of the Company in the preceding fiscal year as compared to the prior fiscal year. It also takes into account unusual circumstances which may have impacted that performance which were not within the control of the Company or its Executive Officers, the increases in the base salaries of other employees of the Company, and the Committee's assessment of the personal performance of the Chief Executive Officer during the preceding year. The Committee set Mr. Smith's annual base salary at $450,000 for 1997.

ANNUAL INCENTIVE COMPENSATION

     Under the Company's 1996 Incentive Compensation Plan, which covers all domestic key employees of the Company (other than the Chief Executive Officer), at the beginning of each fiscal year the Committee establishes pre-tax earnings and revenues thresholds, as well as targeted pre-tax earnings. A bonus pool is created for sales and marketing key employees based principally on increases in revenues above the threshold amount, while the bonus pool for other participants is based primarily on growth in pre-tax earnings from the threshold amount up to the targeted pre-tax earnings. The bonus pool is allocated by the Chief Executive Officer to the business units and staff departments based on his assessment of performance of the business unit and staff participants, and to each individual participant by the business unit or staff manager based on the individual's personal performance. The Chief Executive Officer establishes the bonuses for his direct reports.

     The Committee sets a bonus for the Chief Executive Officer, based primarily on pre-tax earnings and the bonuses paid under the 1996 Incentive Compensation Plan, as a percentage of salary, to the other domestic Executive Officers of the Company. Historically, the Chief Executive Officer's bonus, as a percentage of his base salary, has been higher than the average paid to the other Executive Officers, expressed as a percentage of their base salaries. For 1997, the Committee awarded a bonus of $300,000 to Mr. Smith.

LONG-TERM INCENTIVE COMPENSATION

     Under the Company's 1997 Key Employee Stock Option Plan, officers and other key employees of the Company are granted options by the Committee to purchase shares of the Company's Class A Common Stock. The exercise price for all options granted is set at the market price of the Company's Class A Common Stock on the date of the option grant and, to the extent permissible under the relevant provisions of the Internal Revenue Code, the options granted under the Plan are generally statutory "Incentive Stock Options". The Committee typically reviews and acts upon the recommendations of the Chief Executive Officer for the grant of options, on a discretionary basis, annually to the Company's other officers and key employees. The number of shares of the Company's Class A Common Stock covered by such options is generally based upon the grade level of the officer or other key employee's position, with adjustments for extraordinary performance, but without regard to the individual's stock ownership or the number of options previously granted.

     In addition to the annual grant of options discussed above, the Committee granted non-qualified options in August 1996 to the Chief Executive Officer, the Executive Officers, and six (6) other officers and key employees of the Company. The options granted at that time covered 1,095,000 shares of the Company's Class A Common Stock (adjusted for the March 1997 three-for-two stock split). Those options provided for vesting at the earlier of (i) the date the ten day average share price of the Company's Class A Common Stock increased forty percent (40%) above the price on the date of grant, if that occurred within three years of the date of grant, or (ii) six years after the grant date. These options vested on August 5, 1997, when the ten day average of the Class A Common Stock price had increased by more than forty percent (40%) over the grant date price.

     In view of the vesting of the August 1996 options, the Committee considered it appropriate to consider the grant of additional options, on similar terms. On October 28, 1997, the Committee granted non-qualified options to the Chief Executive Officer and eight (8) other key officers covering a total of 905,000 shares, of which the Chief Executive Officer was granted an option for 375,000 shares. These options, like the August 1996 options, will vest at the time the price of the Class A Common Stock increases by forty percent (40%) over the price on the grant date, if that occurs within three years of the grant date, or, alternatively on the sixth anniversary of the grant date. The Committee has not established a time table for consideration of the grant of further options outside the annual grant of options to the Company's officers and other key employees; however, it would anticipate reviewing that issue at the time the October 28, 1997 options vest.

                J. HICKS LANIER                LINDA K. CRAWFORD
                E. JENNER WOOD, III               CHARLES FLATHER

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Virginia C. Crawford served as a member of the Senior Compensation and Stock Option Committee of the Board of Directors for a portion of the past fiscal year and was a Vice President of the Company.

                          STOCK OWNERSHIP INFORMATION

SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth information, as of February 16, 1998, as to shares of Class A and Class B Common Stock beneficially owned by each current Director or nominee for election as a Director, each of the Named Executive Officers, and all current Directors and Executive Officers as a group. As of February 16, 1998, 23,992,261 shares of Class A Common Stock and 25,457,608 shares of Class B Common Stock were outstanding.

                                                                                   PERCENT OF
                                                     AMOUNT AND NATURE OF         TOTAL SHARES
                                                   BENEFICIAL OWNERSHIP(1)       OUTSTANDING(2)
                                                   ------------------------    ------------------
                      NAME                          CLASS A       CLASS B      CLASS A    CLASS B
                      ----                         ----------    ----------    -------    -------
Dennis A. Smith(3)...............................     584,012        25,588      2.4%        --
Forrest L. Minix(4)..............................     138,072       123,072       --         --
Linda K. Crawford(4)(5)..........................   2,284,464     3,906,736      9.5       16.2%
J. Hicks Lanier(4)(6)............................      18,037         3,037       --         --
Charles Flather(4)...............................      20,062         5,062       --         --
Jesse C. Crawford(4)(7)..........................   4,876,615     1,942,376     20.4        7.6
Larry L. Prince(4)(6)............................      16,125         1,125       --         --
John A. Williams(4)..............................      15,000         1,500       --         --
E. Jenner Wood, III(4)(6)........................      15,750            --       --         --
Archie Meyers, Jr.(8)............................       8,976           497       --         --
Jim R. Bryant(9).................................      17,113         1,725       --         --
Donald R. Chapman(10)............................     165,997        28,429       --         --
Judd F. Osten(11)................................      44,950            --       --         --
All Directors and Executive Officers as a Group
  (17 persons)(12)...............................   8,230,539     5,915,123     34.4       23.2

---------------

 (1) Except as otherwise indicated in the following footnotes, the persons possessed sole voting and investment power with respect to all shares set forth opposite their names.
 (2) Except where a percentage is specified, the person's ownership represents less than 1% of the outstanding shares.
 (3) Includes 544,920 shares of Class A Common Stock subject to options exercisable within sixty (60) days of February 16, 1998.
 (4) Includes 15,000 shares of Class A Common Stock subject to options exercisable within sixty (60) days of February 16, 1998.
 (5) See Notes (4), (5), and (6) to table set forth under "Security Ownership of Certain Beneficial Owners" below with respect to Class B Common Stock. The shares of Class A Common Stock shown as beneficially owned by Linda K. Crawford include 1,231,342 shares which are held in four trusts for the benefit of two daughters of Linda K. Crawford. Under the terms of two of these trusts, holding an aggregate of 284,665 shares of Class A Common Stock, Linda K. Crawford and another individual share investment power. Under two of these trusts, holding an aggregate of 986,677 shares of Class A Common Stock, Linda Crawford has sole voting authority but has no investment authority. Linda K. Crawford disclaims any beneficial interest in any of the shares of Class A Common Stock held in these trusts. Included in the shares shown as beneficially owned by Linda K. Crawford are 975,921 shares of Class A Common Stock held in trust for her benefit. Under the terms of this trust, Linda K. Crawford has sole voting and investment power with respect to the shares held in the trust. In addition to the above, Linda K. Crawford has sole voting and investment power with respect to 77,202 shares of Class A Common Stock shown as beneficially owned by her.
 (6) Mr. Lanier and Mr. Prince are directors of SunTrust Bank of Georgia, Inc., a subsidiary of SunTrust Banks, Inc. Mr. Wood is currently Executive Vice President -- Trust and Investment Services for

                                                (footnotes continued on page 11)

     SunTrust Banks, Inc. Messrs. Lanier, Prince and Wood disclaim any beneficial ownership in shares held by SunTrust Banks, Inc. or any of its banking subsidiaries, which shares are not reflected in the table. See "Information With Respect to Certain Business Relationships" and "Security Ownership of Certain Beneficial Owners."
 (7) See Note (8) to the table set forth under "Security Ownership of Certain Beneficial Owners" below with respect to the Class B Common Stock. The shares of Class A Common Stock shown as beneficially owned by Jesse C. Crawford include 1,455,161 shares attributable to him as a general and limited partner of Crawford Partners, L.P.
 (8) Includes 7,800 shares of Class A Common Stock subject to options exercisable within sixty (60) days of February 16, 1998.
 (9) Includes 16,350 shares of Class A Common Stock and 1,500 shares of Class B Common Stock subject to options exercisable within sixty (60) days of February 16, 1998.
(10) Includes 125,070 shares of Class A Common Stock subject to options exercisable within sixty (60) days of February 16, 1998.
(11) Includes 38,950 shares of Class A Common Stock subject to options exercisable within sixty (60) days of February 16, 1998.
(12) Includes 2,686,502 shares of Class A Common Stock and 4,389,135 shares of Class B Common Stock as to which voting or investment power is shared; 875,410 shares of Class A Common Stock and 1,500 shares of Class B Common Stock subject to options exercisable within sixty (60) days of February 16, 1998; and 1,231,342 shares of Class A Common Stock and 2,446,759 shares of Class B Common Stock as to which beneficial ownership is disclaimed.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information concerning each person known to the Company to be the "beneficial owner", as such term is defined by the rules of the Securities and Exchange Commission ("SEC"), of more than 5% of the outstanding shares of Class B Common Stock of the Company as of February 16, 1998:

                                                                                PERCENT OF
                                                   AMOUNT AND NATURE OF        TOTAL SHARES
                                                   BENEFICIAL OWNERSHIP        OUTSTANDING
                NAME AND ADDRESS                   --------------------        ------------
SunTrust Banks, Inc..............................       14,854,526(1)              61.9%
  One Park Place, N.E.
  Atlanta, Georgia 30303
Crawford Partners, L.P...........................       13,640,283(1)              56.7%
  55 Park Place
  Atlanta, Georgia 30303
Marital Trust for the Benefit of
  Virginia C. Crawford...........................        9,489,543(2)              39.6%
  55 Park Place
  Atlanta, Georgia 30303
Wachovia Corporation.............................        3,885,126(3)(4)(5)(6)     15.3%
  191 Peachtree St., N.E.
  Atlanta, Georgia 30303
Linda K. Crawford................................        3,906,736(4)(5)(6)        15.3%
  1198 Longcourte Dr., N.W.
  Atlanta, Georgia 30327
Frank L. Wilson, III.............................        3,474,202(7)              13.6%
  230 Peachtree St., N.W.
  Atlanta, Georgia 30303
Jesse C. Crawford................................        1,942,376(8)               8.1%
  Crawford Communications, Inc.
  532 Armour Circle, N.E.
  Atlanta, Georgia 30324
Taylor/Bass/Guylay Group
  Portfolio F. Investors, L.P......................        614,572(9)(13)           2.4%
  The Bass Management Trust........................        164,570(10)(13)          0.6%
  Sid R. Bass Management Trust.....................        164,570(11)(13)          0.6%
  Lee M. Bass......................................        164,554(13)              0.6%
  Wesley Guylay Capital Management.................        505,784(12)(13)          2.0%
          Total..................................        1,614,050(13)              6.3%
  c/o W. Robert Cotham
  201 Main Street, Suite 2000
  Fort Worth, Texas 76102

---------------

 (1) The shares are held by one or more bank subsidiaries of SunTrust Banks of Georgia, Inc., SunTrust Banks of Florida, Inc., and/or SunTrust Banks of Tennessee, Inc., subsidiaries of SunTrust Banks, Inc. in various fiduciary and agency capacities. SunTrust Bank, Atlanta has sole voting power with respect to 14,849,634 of such shares. SunTrust Bank, Atlanta has sole investment power with respect to 14,847,104 of such shares and shares investment power with respect to 1,518 of such shares. SunTrust Bank, Nashville, N.A. has sole voting power with respect to 3,374 of such shares, and sole investment power with respect to 3,374 of such shares. As the corporate parents of SunTrust Bank, Atlanta and SunTrust

                                                (Footnotes continued on page 13)

     Bank, Nashville, N.A., SunTrust Banks of Georgia, Inc., SunTrust Banks of Tennessee, Inc., and SunTrust Banks, Inc. may also be deemed to be beneficial owners of shares held by SunTrust Bank, Atlanta and SunTrust Bank, Nashville, N.A. SunTrust Banks of Georgia, Inc., SunTrust Bank, Atlanta, SunTrust Bank, Nashville, N.A., SunTrust Banks of Tennessee, Inc., and SunTrust Banks, Inc. disclaim any beneficial interest in any such shares. Included are all of the shares shown as beneficially owned by Crawford & Partners, L.P.
 (2) The shares shown as beneficially owned by the Marital Trust are attributable to it by virtue of its being a limited partner and a member of a limited liability company which is one of the general partners of Crawford Partners, L.P.
 (3) All of the shares are held for the benefit of various clients, including shares held in trusts for the benefit of Linda K. Crawford and her daughters. Wachovia Bank of Georgia, a banking subsidiary of Wachovia Corporation, has shared voting power with respect to 402,925 of such shares. Wachovia Corporation and Wachovia Bank of Georgia disclaim any beneficial interest in any of these shares.
 (4) The shares shown as beneficially owned by Linda K. Crawford and Wachovia Corporation include 399,832 shares which are held in two trusts established for the benefit of two children of Robert C. Crawford. Under the terms of these trusts, Wachovia Bank of Georgia and another individual share voting power with respect to the shares held by such trusts, and Linda K. Crawford and another individual share investment power with respect thereto. Linda
     K. Crawford disclaims any beneficial interest in any of these shares held in trust.
 (5) Included in the shares shown as beneficially owned by Linda K. Crawford and Wachovia Corporation are 1,382,775 shares which are held in trust for the benefit of Linda K. Crawford. Under the terms of this trust, Linda K. Crawford has sole voting and investment power with respect to the shares held in the trust. Wachovia Corporation and Wachovia Bank of Georgia disclaim any beneficial interest in any of these shares. Linda K. Crawford has sole voting and investment power with respect to 77,202 shares shown as beneficially owned by her.
 (6) The shares shown as beneficially owned by Linda K. Crawford and Wachovia Corporation include 2,046,927 shares which are held in three trusts for the benefit of two children of Linda K. Crawford, all of which shares are held in trusts under which Wachovia Bank of Georgia and Frank L. Wilson, III are co-trustees, under the terms of which trusts Linda K. Crawford has sole voting power and Wachovia Bank of Georgia and Frank L. Wilson, III share investment power. Linda K. Crawford disclaims any beneficial interest in any of these shares held in Trust.
 (7) The shares shown as beneficially owned by Frank L. Wilson, III are all shares held in trusts for the benefit of Linda K. Crawford or the daughters of Linda K. Crawford, with respect to which Frank L. Wilson, III is a trustee. Frank L. Wilson, III disclaims any beneficial interest in any of the shares held in these trusts.
 (8) The shares shown as beneficially owned by Jesse C. Crawford are attributable to him as a general and limited partner of Crawford Partners, L.P.
 (9) The shares held by Portfolio F Investors, L.P. may also be deemed to be beneficially owned by each of (i) Thomas M. Taylor, in his capacity as President and sole stockholder of (ii) Trinity Capital Management, Inc., which is the sole general partner of (iii) T. F. Investors, L.P., which is the general partner of (iv) Trinity I Fund, L.P., which is the sole general partner of Portfolio F. Investors, L.P.
(10) The shares held by The Bass Management Trust may also be deemed to be beneficially owned by (i) Perry R. Bass in his capacity as sole trustee and as one of two trustors of The Bass Management Trust, and (ii) Nancy L. Bass in her capacity as one of the two trustors of The Bass Management Trust.
(11) The shares held by Sid R. Bass Management Trust may also be deemed to be beneficially owned by Sid R. Bass in his capacity as a trustee and the sole trustor of Sid R. Bass Management Trust.
(12) The shares held by Wesley Guylay Capital Management may also be deemed to be beneficially owned by Wesley Richard Guylay in his capacity as the sole general partner of Wesley Guylay Capital Management.
(13) Thomas M. Taylor, Perry R. Bass, Sid R. Bass, Lee M. Bass, Wesley Richard Guylay and other investors, including those named above, have filed an Amended Schedule 13D as of December 19, 1997

                                                (Footnotes continued on page 14)
     with the Securities and Exchange Commission. The persons making the
     Schedule 13D filing have stated that neither the fact of such filing nor anything contained therein shall be deemed an admission that a "group" exists within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934. The information reflected above is based on the Amended
     Schedule 13D filing provided to the Company.

           INFORMATION WITH RESPECT TO CERTAIN BUSINESS RELATIONSHIPS

     SunTrust Banks, Inc., through its banking subsidiaries (collectively, the "Banks"), hold 14,854,526 shares of Class B Common Stock of the Company. See "Stock Ownership Information -- Security Ownership of Certain Beneficial Owners." The Banks exercise voting authority with respect to shares of Class B Common Stock held in fiduciary capacities. The Company also maintains a normal commercial banking relationship with the Banks. SunTrust Bank, Atlanta serves as trustee for the Crawford & Company Retirement Plan, and the Crawford & Company Employee Disability Income Plan.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and officers, and greater than ten percent (10%) beneficial owners of the Company's equity securities, to file with the Securities and Exchange Commission and the New York Stock Exchange reports of ownership and changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by the Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on a review of the copies of such reports furnished to the Company or written representations that no other reports are required, the Company believes that, during the year ending December 31, 1997, all filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

                 FIVE YEAR COMPARATIVE STOCK PERFORMANCE GRAPH

     The following line graph compares the cumulative return on the Company's Class B Common Stock against the cumulative total return on (i) the Standard & Poors Composite 500 Stock Index and (ii) the Standard & Poors
Insurance -- Property and Casualty Index for the five year period commencing January 1, 1993 and ended December 31, 1997:

                                       Crawford &                           S&P Property-
        Measurement Period           Company (Class                       Casualty Insurance
      (Fiscal Year Covered)                B)            S&P 500 Index          Index
1992                                           100.00             100.00             100.00
1993                                            68.49             110.08              98.23
1994                                            71.23             111.53             103.04
1995                                            74.83             153.45             139.51
1996                                           109.00             188.68             169.53
1997                                           149.80             251.63             246.60

---------------

This total shareholders return model assumes reinvested dividends.
Prepared by Standard & Poor's Compustat Services, a division of McGraw-Hill,
Inc.

                      APPOINTMENT OF INDEPENDENT AUDITORS

     Arthur Andersen LLP has been selected by the Audit Committee to serve as auditors for the Company in 1998. If approved by the Class B Common Stock shareholders, the Company will appoint Arthur Andersen LLP as auditors of the Company for 1998. Should the shareholders not approve the selection of Arthur Andersen LLP, the Board of Directors of the Company will seek other auditors. Representatives of Arthur Andersen LLP will be present at the meeting and will be given the opportunity to make a statement, if they desire, and to respond to questions.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF ARTHUR ANDERSEN LLP AS THE COMPANY'S AUDITORS FOR 1998.

                                   FORM 10-K

     The Crawford & Company Annual Report on Form 10-K for 1997, filed with the Securities and Exchange Commission, is available free of charge upon written request to the Secretary, Crawford & Company, P.O. Box 5047, Atlanta, Georgia 30302.

                             SHAREHOLDER PROPOSALS

     Any shareholder proposal to be presented at the 1999 Annual Meeting of the Shareholders must be received by the Company no later than November 20, 1998 in accordance with Rule 14a-8 under the Securities Exchange Act of 1934.

                                 OTHER MATTERS

     The minutes of the Annual Meeting of Shareholders held on April 22, 1997 will be presented at the meeting, but it is not intended that action taken under the Proxy will constitute approval of the matters referred to in such minutes. The Board of Directors knows of no other matters to be brought before the meeting. If any other matters come before this meeting, however, the persons named in the Proxy will vote such Proxy in accordance with their judgment on such matters.

                            EXPENSES OF SOLICITATION

     The cost of solicitation of proxies will be borne by the Company. In an effort to have as large a representation at the Annual Meeting as possible, special solicitation of proxies may, in certain instances, be made personally, or by telephone, telegraph or by mail by one or more employees of the Company. The Company may also reimburse brokers, banks, nominees or other fiduciaries for the reasonable clerical expenses of forwarding the proxy material to their principals, the beneficial owners of the Company's Class A or Class B Common Stock.

March 20, 1998

                                                                        APPENDIX



                               CRAWFORD & COMPANY
                                     PROXY
    ANNUAL MEETING OF SHAREHOLDERS TO BE HELD APRIL 23, 1998. THIS PROXY IS
                      SOLICITED BY THE BOARD OF DIRECTORS.

   The undersigned hereby appoints D. A. Smith, D. R. Chapman and J. F. Osten, and each of them, proxies with full power of substitution, for and in the name of the undersigned, to vote all shares of Class B Common Stock of Crawford & Company which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of Crawford & Company to be held in the Home Office Building of Crawford & Company, 5620 Glenridge Drive, N.E., Atlanta, Georgia on April 23, 1998 at 2:00 P.M., and at any adjournment thereof, upon the matters described in the accompanying Notice of Annual Meeting and Proxy Statement and upon any other business that may properly come before the meeting or any adjournment thereof, hereby revoking any proxy heretofore executed by the undersigned to vote at said meeting. Said proxies are directed to vote on the matters described in the accompanying Proxy Statement as follows, and otherwise in their discretion:

1. Proposal to elect the eight (8) nominees listed below as Directors (except as indicated to the contrary below).

  [ ] FOR all nominees listed below                  [ ] WITHHOLD AUTHORITY to
      vote for all nominees listed below
    (except as indicated to the contrary)

  NOMINEES: Smith, Lanier, Flather, L. K. Crawford, J. C. Crawford, Prince, Williams, Wood.
  (INSTRUCTIONS: To withhold authority to vote for any individual nominee, write the name of nominee in the space provided below)

--------------------------------------------------------------------------------

2. Proposal to approve the appointment of Arthur Andersen LLP as auditors of the Company for the 1998 fiscal year.

               [ ] FOR          [ ] AGAINST          [ ] ABSTAIN

  THIS PROXY WILL BE VOTED AS DIRECTED ABOVE, OR IF NO DIRECTION IS INDICATED,
                    WILL BE VOTED "FOR" THE ABOVE PROPOSALS.

                          (Continued on Reverse Side)

The undersigned acknowledges receipt with this Proxy of a copy of the Notice of Annual Meeting of Shareholders and the Proxy Statement dated March 20, 1998.

                                                Dated:                   , 1998
                                                      -------------------

                                                --------------------------------

                                                --------------------------------
                                                    Signature of Shareholder

                                                IMPORTANT: Please date this
                                                Proxy and sign exactly as your
                                                name or names appear hereon. If
                                                shares are held jointly,
                                                signatures should include both
                                                names. Executors,
                                                administrators, trustees,
                                                guardians and others signing in
                                                a representative capacity,
                                                please give your full title. If
                                                a corporation, please sign in
                                                full corporate name by President
                                                or other authorized officer. If
                                                a partnership, please sign in
                                                partnership name by authorized
                                                person.